Exhibit 4

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT is made and entered into as of June 15, 2018 by and among COLISEUM CAPITAL PARTNERS, L.P., a Delaware limited partnership (“CCP”) and BLACKWELL PARTNERS, LLC – SERIES A, a Delaware limited liability company (“Blackwell” and, together with CCP, the “Sellers” and each, individually, a “Seller”), and LITOWITZ FAMILY L.L.C., a Delaware limited liability company (the “Buyer”).

WHEREAS, Buyer wishes to purchase from Sellers, and Sellers wish to sell to Buyer, on the Closing Date (as defined below) upon the terms and conditions stated in this Agreement, an aggregate of four hundred seventy eight thousand four hundred sixty-eight (478,468) shares (the “Securities”) of the common stock, par value $0.01 per share, of Red Lion Hotels Corporation, a Washington corporation (the “Company”);

WHEREAS, the number of Securities to be purchased by Buyer from each Seller is set forth on Schedule A hereto (the “Allocation”).

NOW THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, each Seller and Buyer hereby agree as follows:

SECTION 1.

PURCHASE AND SALE OF SECURITIES

1.1 Purchase and Sale of Securities. Subject to the other terms and conditions of this Agreement (including the satisfaction (or waiver) of the conditions set forth in Section 4), at the Closing (as defined below), the Sellers shall sell to Buyer, and Buyer shall purchase from the Sellers the Securities in the amounts set forth in the Allocation at a purchase price of $10.45 per share for an aggregate purchase price of $4,999,990.60 (the “Purchase Price”). All references herein to “dollars” or “$” shall mean the lawful money of the United States of America.

1.2 The Closing Date. The closing of the sale and purchase of the Securities contemplated by Section 1.1 (the “Closing”) shall take place on June 15, 2018 (the “Closing Date”), subject to the terms and conditions of this Agreement (including the satisfaction (or waiver) of all of the conditions set forth in Section 4). The Closing shall occur on the Closing Date at the offices of Paul Hastings LLP, 200 Park Avenue, New York, NY 10166, or at such other place as each Seller and Buyer may designate in writing.

1.3 Form of Payment and Deliveries. On the Closing Date, (a) Buyer shall pay the Purchase Price to Sellers by wire transfer of immediately available funds in accordance with each Seller’s written wire instructions, and (b) Sellers shall deliver (or cause to be delivered) the Securities to Buyer, in each case, in accordance with the Allocation.

SECTION 2.

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants as of the Closing Date, to each Seller that:

2.1 Organization, Authorization; Enforcement; Validity. Buyer is a limited liability company duly formed and validly existing under the laws of the State of Delaware and has the requisite power and authority to enter into and perform its obligations under this Agreement and to purchase the Securities in accordance with the terms hereof. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby, including, without limitation, the purchase of the Securities, have been duly authorized and no further filing, consent, or authorization is required by Buyer or any other person or entity in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby, including, without limitation, the purchase of the Securities. This Agreement has been duly executed and delivered by Buyer, and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

2.2 Information; Investment Intent.

(a) Buyer has conducted its own due diligence examination of the Company’s business, financial condition, results of operations, and prospects to the extent it deems necessary and in a manner sufficient to enable it to evaluate its purchase of the Securities. Buyer understands that its investment in the Securities involves a high degree of risk. Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Buyer understands and agrees that none of the Sellers, their affiliates and the Sellers’ and their affiliates respective officers, directors and representatives has made any representation or warranty whatsoever with respect to the business, condition (financial or otherwise), properties, prospects, creditworthiness, status or affairs of the Company, or with respect to the value of the Securities.

(b) Buyer is an Accredited Investor as defined in Rule 501(a) under the U.S. Securities Act of 1933 (the “Securities Act”). Buyer understands and acknowledges that the Sellers are offering and selling the Securities in reliance upon an exemption from the registration requirements of the Securities Act and that the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act. Buyer is not purchasing the Securities with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any state thereof. Buyer became aware of the offering of Securities by the Sellers solely by direct contact between itself and Sellers or between itself and one or more agents acting on behalf of Sellers, with whom it had a pre-existing business relationship. Buyer did not become aware of the offering or the Securities by any other means, including by any form of general advertising or general solicitation.

2.3 Compliance with Other Instruments. Buyer’s execution, delivery and performance of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (a) conflict with or result in any violation of or default under any provision of such Buyer’s organizational documents or (b) violate any instrument, judgment, order, writ, decree or contract applicable to such Buyer. No governmental approval from a governmental authority or any consent, approval, order or authorization of any third party is required to be obtained or made by or with respect to it in connection with its execution and delivery of this Agreement, or the consummation by such Buyer of the transactions contemplated hereby.

SECTION 3.

REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller represents and warrants, severally and not jointly, as of the Closing Date, to Buyer, that:

3.1 Organization, Authorization; Enforcement; Validity. Each Seller is a limited liability company or limited liability partnership duly formed and validly existing under the laws of the State of Delaware and has the requisite power and authority to enter into and perform its obligations under this Agreement and to sell the Securities in accordance with the terms hereof. The execution and delivery of this Agreement by each Seller and the consummation by each Seller of the transactions contemplated hereby, including, without limitation, the sale of the Securities, have been duly authorized and will not contravene any law applicable to a Seller or the Securities, and no further filing, consent, or authorization is required by a Seller or any other person in connection with the execution and delivery of this Agreement by the Sellers or the consummation by the Sellers of the transactions contemplated hereby, including, without limitation, the sale of the Securities. This Agreement has been duly executed and delivered by each Seller, and constitutes the legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.2 Title. As of the Closing Date, each Seller is the beneficial owner of, and has good, valid and marketable title to, the Securities in the amounts set forth on the Allocation, free and clear of any and all liens, pledges, charges, security interests, encumbrances, options and other similar adverse claims or rights (collectively, “Liens”), other than restrictions on transfer imposed by applicable securities laws. Upon payment for the Securities in accordance with this Agreement, Sellers shall convey to Buyer good and marketable title to the Securities, free and clear of any and all Liens, other than (a) restrictions on transfer imposed by applicable securities laws and (b) any Liens imposed by a Buyer. The Securities are not subject to any voting trust agreement or other contract that will apply to the Securities following the transactions contemplated hereby.

3.3 Compliance with Other Instruments. Each Seller’s execution, delivery and performance of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (a) conflict with or result in any violation of or default under any provision of each Seller’s organizational documents or (b) assuming the accuracy of Buyer’s representations and warranties set forth in Section 2, result in the violation of any law or statute or violate any instrument, judgment, order, writ, decree or contract applicable to each Seller. No governmental approval from a governmental authority or any consent, approval, order or authorization of any third party is required to be obtained or made by or with respect to it in connection with its execution and delivery of this Agreement, or the consummation by each Seller of the transactions contemplated hereby.

3.4 No Registration. Assuming the accuracy of the Buyer’s representations and warranties set forth in Section 2, no registration of the transfer of the Securities pursuant to this Agreement is necessary under the Securities Act.

SECTION 4.

CONDITIONS TO CLOSING

4.1 The obligation of Seller to sell the Securities to Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

(a) Buyer shall have executed and delivered a counterpart signature to this Agreement to Sellers.

(b) Buyer shall have delivered to each Seller its portion of the Purchase Price pursuant to and in accordance with Section 1.3(a).

(c) The representations and warranties of Buyer herein shall be true and correct as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date),

(d) No provision of any applicable law or regulation and no judgment, injunction order or decree preventing the consummation of transactions contemplated by this Agreement shall be in effect, and no lawsuit shall have been commenced by a governmental authority seeking to effect any of the foregoing.

4.2 The obligation of Buyer to purchase the Securities from each Seller at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

(a) Sellers shall have executed and delivered a counterpart signature to this Agreement to Buyer.

(b) Each Seller shall have delivered the Securities to Buyer in accordance with the Allocation.

(c) The representations and warranties of each Seller herein shall be true and correct as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date).

(d) No provision of any applicable law or regulation and no judgment, injunction order or decree preventing the consummation of transactions contemplated by this Agreement shall be in effect, and no lawsuit shall have been commenced by a governmental authority seeking to effect any of the foregoing.

SECTION 5.

GOVERNING LAW; MISCELLANEOUS

5.1 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York City (Borough of Manhattan), New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

5.2 Counterparts. This Agreement and any amendments hereto may be executed and delivered in one or more counterparts, and by the parties hereto in separate counterparts, each of which when executed shall be deemed to be an original (including signatures delivered via facsimile or PDF), but all of which taken together shall constitute one and the same agreement. The parties hereto may deliver this Agreement by facsimile or PDF and each party shall be permitted to rely on the signatures so transmitted to the same extent and effect as if they were original signatures.

5.3 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

5.4 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, the provision that would otherwise be unenforceable shall be deemed amended to apply to the broadest extent that it would be enforceable, and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

5.5 Entire Agreement; Amendments. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement. No provision of this Agreement may be amended, modified or supplemented other than by an instrument in writing signed by all of the parties hereto.

5.6 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; or (b) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to Sellers:

Coliseum Capital Partners, L.P.

Blackwell Partners, LLC – Series A

c/o Coliseum Capital Management, LLC

105 Rowayton Avenue

Rowayton, Connecticut 06853

Attention: Chris Shackelton (chris@coliseumpartners.com)

With a copy (which shall not constitute notice) to:

Paul Hastings LLP

200 Park Avenue

New York, NY 10166

Attention: Barry Brooks (barrybrooks@paulhastings.com)

If to Buyer:

LFO Management, LLC

1603 Orrington Avenue, Suite 1300

Evanston, IL

Attention: Tom Dykstra (tdykstra@litowitz.net)

With a copy (which shall not constitute notice) to:

Latham & Watkins LLP

12050 Constellation Boulevard

Los Angeles, CA 90067

Attention: David Ajalat (david.ajalat@lw.com)

or in each case, at such other address and/or to the attention of such other person as the recipient party has specified by written notice to the other party at least five business days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication or (ii) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service or deposit with a nationally recognized overnight delivery service in accordance with clause (a) or (b) above, respectively.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, and may not be transferred or assigned without the prior written consent of the other party.

5.8 Public Announcements. Except as required by applicable laws (including United States federal securities laws and the regulations of any applicable stock exchange), the parties hereto shall not, directly or indirectly, issue any public statement regarding this Agreement or the subject matter of this Agreement or the transactions contemplated hereby without the consent of the other party.

5.9 Further Assurances. Each party hereto, at the request of the other party hereto, shall use commercially reasonable efforts to execute and deliver such other certificates, instruments, agreements and other documents, and do and perform such other acts and things, as may be reasonably necessary or desirable for purposes of effecting completely the consummation of the transactions contemplated hereby.

5.10 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the sale and purchase of the Securities.

5.11 Interpretative Matters. Unless the context otherwise requires, (a) all references to Sections contained in this Agreement, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and (c) the use of the word “including” in this Agreement shall be by way of example rather than limitation.

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IN WITNESS WHEREOF, Sellers and Buyer have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

SELLERS:

COLISEUM CAPITAL PARTNERS, L.P.

By: Coliseum Capital, LLC, its general partner

By:	/s/ Chris Shackelton
Name: Chris Shackelton
Title: Managing Partner

BLACKWELL PARTNERS, LLC – SERIES A

By: Coliseum Capital Management, LLC, Attorney-in-Fact

By:	/s/ Chris Shackelton
Name: Chris Shackelton
Title: Managing Partner

BUYER:

LITOWITZ FAMILY L.L.C.

By:	/s/ Tom Dykstra
Name: Tom Dykstra
Title: Chief Financial Officer

[Signature Page – Securities Purchase Agreement]

Schedule A

Seller	Shares Sold	Purchase Price
Coliseum Capital Partners, L.P.	346,292	$3,618,751.40
Blackwell Partners, LLC – Series A	132,176	$1,381,239.20
Totals:	478,468	$4,999,990.60